EXHIBIT 99.1

Investor Relations contact:

Tel: 415-278-7933

investor_relations@gymboree.com

Media Relations contact:

Tel: 415-278-7493

media_relations@gymboree.com

The Gymboree Corporation Reports Second Quarter Fiscal 2015 Results

•	Net Sales of $273.5 million, an increase of 3.5% compared to the second quarter of fiscal 2014

•	Comparable sales (including online sales) increased 2% during the second quarter of fiscal 2015

•	Adjusted EBITDA was $11.1 million for the second quarter of fiscal 2015 compared to $9.6 million for the second quarter of fiscal 2014, an increase of 15.7%

San Francisco, Calif., September 10, 2015 – The Gymboree Corporation (the “Company”) today reported consolidated financial results for the second fiscal quarter ended August 1, 2015.

Second Quarter Results (13-weeks ended August 1, 2015 versus 13-weeks ended August 2, 2014)

•	Net sales were $273.5 million, compared to $264.3 million in the second quarter of fiscal 2014;
•	Comparable sales (including online stores) increased 2%;
•	Gross profit was $100.7 million, or 36.8% of net sales, compared to $96.4 million, or 36.5% of net sales, for the second quarter of fiscal 2014;
•	Adjusted gross profit was $102.3 million, or 37.4% of net sales, compared to $98.2 million, or 37.1% of net sales, for the second quarter of fiscal 2014, an increase of 30 basis points;
•	SG&A expense was $103.4 million, or 37.8% of net sales, compared to $107.1 million, or 40.5% of net sales, in the second quarter of fiscal 2014. The $3.8 million decline in SG&A expense was primarily driven by a decline in impairment charges of $3.2 million from the comparable prior year period;

•	Adjusted SG&A expense was $100.8 million, or 36.9% of net sales, compared to $104.9 million, or 39.7% of net sales, in the second quarter of fiscal 2014;
•	Adjusted EBITDA, defined as net loss attributable to The Gymboree Corporation before interest, income taxes and depreciation and amortization, adjusted for other items as described below, was $11.1 million compared to $9.6 million for the second quarter of fiscal 2014, an increase of $1.5 million;
•	Adjusted EBITDA was negatively impacted by approximately $5 million as a result of receipt flow disruption driven by the west coast port slowdown; and
•	Net loss attributable to The Gymboree Corporation for the quarter was $26.6 million compared to $31.2 million for the same quarter of fiscal 2014.

Adjusted EBITDA, Adjusted gross profit and Adjusted SG&A expense are not financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). For a description of Adjusted EBITDA and a reconciliation of these measures to GAAP measures, see “Non-GAAP Financial Measures” below and Exhibit D of this press release.

Balance Sheet Highlights

•	As of the end of the second quarter of fiscal 2015, there were $70.0 million in borrowings outstanding under the Company’s $225 million asset-backed loan facility and approximately $95.7 million of undrawn availability after being reduced by letters of credit of $30.4 million.
•	Capital expenditures were $4.4 million during the second quarter of fiscal 2015.
•	Inventory balances at the end of the second quarter of fiscal 2015 were $243.0 million, compared to $223.7 million at the end of the second quarter of fiscal 2014. On a per square foot basis, inventory cost was up 9% over the second quarter of fiscal 2014. Inventory units were up on a mid-teens percentage basis.

As previously announced, on May 5, 2015, the Company entered into an agreement to sell and lease-back its distribution center located in Dixon, California. Net proceeds received from the sale were $25.9 million of which approximately $10.9 million were restricted to fund capital expenditures or reduce the Company’s liability under the Term loan.

Fiscal 2015 Business Outlook

The Company’s fiscal 2015 outlook is based on the current economic environment trends, as well as management expectations for the remainder of the year.

For the full year, the Company continues to expect Adjusted EBITDA to be in the range of $95 million to $105 million, which includes the net impact to Adjusted EBITDA of approximately $11 million resulting from the west coast port slowdown in the first half of the year. Based on this guidance, the Company expects to have sufficient liquidity during fiscal 2015 to service its debt and invest in the business to drive long-term growth.

Stores

During fiscal 2015, the Company continues to plan to open approximately 12 stores and expects to close approximately 30 to 40 stores.

Capital Expenditures

During fiscal 2015, the Company continues to anticipate spending approximately $25 million to $30 million for capital expenditures.

Non-GAAP Financial Measures

The Company defines "Adjusted EBITDA" as net loss attributable to The Gymboree Corporation before interest, income taxes, and depreciation and amortization ("EBITDA") adjusted for other items including, non-cash share-based compensation, loss on disposal/impairment of assets and sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the Acquisition and other non-recurring or unusual items. The Company is likely to exclude these items from Adjusted EBITDA in the future and may also exclude other similar items, the effect of which is uncertain but may be significant in amount. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts.

Adjusted EBITDA is a non-GAAP measure but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP (see Exhibit D for a reconciliation of Adjusted EBITDA to net loss attributable to The Gymboree Corporation).

The live broadcast of the discussion of second quarter fiscal 2015 financial results and fiscal 2015 business outlook will be available to interested parties at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, September 10, 2015. To listen to the live broadcast over the internet, please log on to www.gymboree.com, click on "Company Information" at the bottom of the page; go to "Investor & Media" and then "Conference Calls & Webcasts." A replay of the call will be available two hours after the broadcast through midnight PT, September 24, 2015, at 855-859-2056, passcode 93757199.

About The Gymboree Corporation

The Gymboree Corporation’s specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of August 1, 2015, the Company operated a total of 1,317 retail stores: 604 Gymboree® stores (550 in the United States, 48 in Canada, 1 in Puerto Rico and 5 in Australia), 172 Gymboree Outlet stores (171 in the United States and 1 in Puerto Rico), 150 Janie and Jack® shops (149 in the United States and 1 in Puerto Rico), and 391 Crazy 8® stores in the United States. The Company also operates online stores at www.gymboree.com, www.janieandjack.com and www.crazy8.com, and offers directed parent-child developmental play programs at 712 franchised and Company-operated Gymboree Play & Music® centers in the United States and 42 other countries.

Gymboree, Janie and Jack, Crazy 8 and Gymboree Play & Music are registered trademarks of The Gymboree Corporation.

Forward-Looking Statements

The foregoing financial information for the second quarter of fiscal 2015 is unaudited and subject to quarter-end and year-end adjustments. This press release includes forward-looking statements, including statements relating to The Gymboree Corporation's anticipated future financial performance, especially those set forth under the heading "Fiscal 2015 Business Outlook". These forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," and other words of similar meaning. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. The Company presently considers the following risks and uncertainties to be important factors that could cause actual results to differ materially from the Company's expectations: the recent disruptions in the west coast ports and the timing of the ports resuming normal operations, ongoing volatility in the commodities markets, uncertainties relating to high levels of consumer debt and general economic conditions, volatility in the financial markets, potential data breaches of the Company’s or the Company’s vendors or suppliers computer networks, the Company's ability to anticipate and timely respond to changes in trends, consumer preferences and customer reactions to new merchandise (particularly given the Company’s need to build up inventory significantly in advance of potential product sales), competitive market conditions, including promotional activities of the Company’s competitors, success in meeting the Company's delivery targets, gross margin achievement, the Company's ability to appropriately manage inventory, effects of future embargos from countries used to source product, the Company's ability to attract and retain key personnel and other qualified team members, the limited data available in the future upon which to base its expectations for stabilizing sales trends, and other factors, including those discussed under "Risk Factors" in "Item 1A. Risk Factors," of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2015, filed with the Securities and Exchange Commission ("SEC") on May 1, 2015. The Company cautions investors to carefully consider the risks associated with, and not to place considerable reliance on, the forward-looking statements contained in this press release. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements.

Gymboree, Janie and Jack, Crazy 8, and Gymboree Play & Music are registered trademarks of The Gymboree Corporation.

###

EXHIBIT A

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Net sales:
Retail	$256,991	$253,376	$518,723	$512,500
Gymboree Play & Music	11,667	7,319	20,315	14,151
Retail Franchise	4,807	3,608	10,496	9,662
Total net sales	273,465	264,303	549,534	536,313
Cost of goods sold, including buying and occupancy expenses	(172,805)	(167,939)	(343,517)	(331,591)
Gross profit	100,660	96,364	206,017	204,722
Selling, general and administrative expenses	(103,366)	(107,140)	(208,076)	(209,430)
Operating loss	(2,706)	(10,776)	(2,059)	(4,708)
Interest income	23	68	42	115
Interest expense	(21,631)	(20,455)	(42,707)	(40,829)
Other income (expense), net	142	(134)	32	(502)
Loss before income taxes	(24,172)	(31,297)	(44,692)	(45,924)
Income tax expense	(1,222)	(1,556)	(3,182)	(1,932)
Net loss	(25,394)	(32,853)	(47,874)	(47,856)
Net (income) loss attributable to noncontrolling interest	(1,168)	1,700	(1,713)	3,272
Net loss attributable to The Gymboree Corporation	$(26,562)	$(31,153)	$(49,587)	$(44,584)

EXHIBIT B

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	August 1,	January 31,	August 2,
	2015	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$23,497	$18,520	$24,879
Accounts receivable	24,684	25,248	21,129
Merchandise inventories	243,037	198,337	223,694
Prepaid income taxes	2,596	2,599	3,076
Prepaid expenses	19,399	6,821	19,684
Deferred income taxes	9,124	6,824	8,172
Total current assets	322,337	258,349	300,634

Property and equipment, net	170,605	182,431	196,667
Goodwill	373,446	373,834	758,777
Other intangible assets, net	342,157	343,552	558,210
Deferred financing costs	23,145	25,622	29,091
Restricted cash	8,157	-	-
Other assets	3,867	4,155	9,835

Total assets	$1,243,714	$1,187,943	$1,853,214

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$123,995	$87,032	$112,638
Accrued liabilities	95,079	94,805	86,231
Line of credit borrowings	70,000	33,000	64,000
Current obligation under capital lease	578	552	527
Total current liabilities	289,652	215,389	263,396

Long-term liabilities:
Long-term debt	1,114,207	1,114,048	1,113,893
Long-term sale-leaseback financing liability	26,516	-	-
Long-term obligation under capital lease	2,555	2,850	3,133
Lease incentives and other liabilities	51,770	53,677	52,664
Unrecognized tax benefits	5,123	5,048	6,475
Deferred income taxes	131,887	129,196	209,220
Total liabilities	1,621,710	1,520,208	1,648,781

Stockholders' (deficit) equity	(377,996)	(332,265)	204,433

Total liabilities and stockholders' (deficit) equity	$1,243,714	$1,187,943	$1,853,214

EXHIBIT C

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	26 Weeks Ended
	August 1, 2015	August 2, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(47,874)	$(47,856)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20,896	22,534
Amortization of deferred financing costs and accretion of original issue discount	3,758	3,515
Interest rate cap contracts - adjustment to market	1,693	932
(Gain) loss on disposal/impairment of assets	(93)	3,883
Deferred income taxes	294	36
Share-based compensation expense	1,852	2,269
Other	(549)	21
Change in assets and liabilities:
Accounts receivable	637	739
Merchandise inventories	(45,037)	(48,576)
Prepaid income taxes	(24)	(1,095)
Prepaid expenses and other assets	(12,831)	(174)
Accounts payable	37,001	10,673
Accrued liabilities	(792)	(12,822)
Lease incentives and other liabilities	(897)	3,472
Net cash used in operating activities	(41,966)	(62,449)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(7,506)	(16,523)
Increase in restricted cash	(10,863)	-
Decrease in restricted cash	2,706	-
Proceeds from sale of assets	353	-
Other	40	(66)
Net cash used in investing activities	(15,270)	(16,589)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from ABL facility	283,000	218,000
Payments on ABL facility	(246,000)	(154,000)
Proceeds from sale-leaseback financing liability	26,750	-
Payments for deferred financing costs	(1,122)	-
Payments on capital lease and sale-leaseback financing liability	(312)	(246)
Dividend payment to parent	(11)	-
Capital contribution received by noncontrolling interest	-	992
Net cash provided by financing activities	62,305	64,746
Effect of exchange rate fluctuations on cash and cash equivalents	(92)	(258)
Net increase (decrease) in cash and cash equivalents	4,977	(14,550)
CASH AND CASH EQUIVALENTS:
Beginning of period	18,520	39,429
End of period	$23,497	$24,879

EXHIBIT D

THE GYMBOREE CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

ADJUSTED EBITDA:

The Company defines "Adjusted EBITDA" as net income (loss) attributable to The Gymboree Corporation before interest expense, interest income, income tax expense/benefit, and depreciation and amortization ("EBITDA") adjusted for other items, including non-cash share-based compensation, loss on disposal/impairment of assets, sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the acquisition of the Company by investment funds sponsored by Bain Capital Partners, LLC (the "Acquisition"), non-recurring and unusual items.

Adjusted EBITDA is not a performance measure under U.S. generally accepted accounting principles ("GAAP"), but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

The table below provides a reconciliation of net loss attributable to The Gymboree Corporation to Adjusted EBITDA:

	13 Weeks Ended		26 Weeks Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014

Net loss attributable to The Gymboree Corporation	$(26,562)	$(31,153)	$(49,587)	$(44,584)
Reconciling items (a):
Interest expense	21,631	20,455	42,707	40,829
Interest income	(10)	(14)	(17)	(66)
Income tax expense	613	791	1,918	1,390
Depreciation and amortization (b)	9,813	11,018	20,108	21,804
Non-cash share-based compensation expense	1,132	993	1,852	2,269
Loss on disposal/impairment on assets	409	3,525	542	3,855
Acquisition-related adjustments (c)	2,767	2,963	6,001	5,907
Other (d)	1,271	983	3,137	188
Adjusted EBITDA	$11,064	$9,561	$26,661	$31,592

(a) Excludes amounts related to noncontrolling interest, which are already excluded from net loss attributable to The Gymboree Corporation.

(b) Includes the following:

Amortization of intangible assets (impacts SG&A)	$383	$383	$767	$767
Amortization of below and above market leases (impacts COGS)	(214)	(240)	(347)	(487)
	$169	$143	$420	$280

(c) Includes the following:

Additional rent expense recognized due to the elimination of deferred rent and construction allowances in purchase accounting (impacts COGS)	$1,881	$2,063	$3,767	$4,131
Sponsor fees, legal and accounting, as well as other costs incurred as a result of the Acquisition or refinancing (impacts SG&A)	886	900	2,234	1,776
	$2,767	$2,963	$6,001	$5,907

(d) Other is comprised of restructuring charges in the first half of fiscal 2015 and 2014, and non-recurring changes in reserves in the second quarter of fiscal 2015 and first quarter of fiscal 2014.

OTHER NON-GAAP FINANCIAL MEASURES:

	13 Weeks Ended		26 Weeks Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014

Gross profit as reported	$100,660	$96,364	$206,017	$204,722
Acquisition-related adjustments	1,667	1,823	3,420	3,644
Adjusted gross profit excluding Acquisition-related adjustments (non-GAAP measure)	$102,327	$98,187	$209,437	$208,366

	13 Weeks Ended		26 Weeks Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014

SG&A as reported	$(103,366)	$(107,140)	$(208,076)	$(209,430)
Acquisition-related adjustments	1,269	1,283	3,001	2,543
Other adjustments	1,271	983	3,137	188
	2,540	2,266	6,138	2,731
Adjusted SG&A excluding Acquisition-related and other adjustments (non-GAAP measure)	$(100,826)	$(104,874)	$(201,938)	$(206,699)

EXHIBIT E

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	For the 13 Weeks Ended August 1, 2015
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Net sales	$264,895	$11,081	$(2,511)	$273,465
Cost of goods sold, including buying and occupancy expenses	(170,680)	(2,831)	706	(172,805)
Gross profit	94,215	8,250	(1,805)	100,660
Selling, general and administrative expenses	(98,709)	(6,490)	1,833	(103,366)
Operating (loss) income	(4,494)	1,760	28	(2,706)
Other non operating (expense) income	(21,482)	16	-	(21,466)
(Loss) income before income taxes	(25,976)	1,776	28	(24,172)
Income tax expense	(614)	(608)	-	(1,222)
Net (loss) income	(26,590)	1,168	28	(25,394)
Net income attributable to noncontrolling interest	-	(1,168)	-	(1,168)
Net loss attributable to The Gymboree Corporation	$(26,590)	$-	$28	$(26,562)

	For the 13 Weeks Ended August 2, 2014
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Net sales	$259,392	$6,246	$(1,335)	$264,303
Cost of goods sold, including buying and occupancy expenses	(166,259)	(2,011)	331	(167,939)
Gross profit	93,133	4,235	(1,004)	96,364
Selling, general and administrative expenses	(102,881)	(5,241)	982	(107,140)
Operating loss	(9,748)	(1,006)	(22)	(10,776)
Other non operating (expense) income	(20,592)	71	-	(20,521)
Loss before income taxes	(30,340)	(935)	(22)	(31,297)
Income tax expense	(791)	(765)	-	(1,556)
Net loss	(31,131)	(1,700)	(22)	(32,853)
Net loss attributable to noncontrolling interest	-	1,700	-	1,700
Net loss attributable to The Gymboree Corporation	$(31,131)	$-	$(22)	$(31,153)

	For the 26 Weeks Ended August 1, 2015
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Net sales	$535,033	$19,692	$(5,191)	$549,534
Cost of goods sold, including buying and occupancy expenses	(340,242)	(5,058)	1,783	(343,517)
Gross profit	194,791	14,634	(3,408)	206,017
Selling, general and administrative expenses	(199,697)	(11,663)	3,284	(208,076)
Operating (loss) income	(4,906)	2,971	(124)	(2,059)
Other non operating (expense) income	(42,639)	6	-	(42,633)
(Loss) income before income taxes	(47,545)	2,977	(124)	(44,692)
Income tax expense	(1,918)	(1,264)	-	(3,182)
Net (loss) income	(49,463)	1,713	(124)	(47,874)
Net income attributable to noncontrolling interest	-	(1,713)	-	(1,713)
Net loss attributable to The Gymboree Corporation	$(49,463)	$-	$(124)	$(49,587)

	For the 26 weeks Ended August 2, 2014
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Net sales	$528,536	$11,650	$(3,873)	$536,313
Cost of goods sold, including buying and occupancy expenses	(328,697)	(3,313)	419	(331,591)
Gross profit	199,839	8,337	(3,454)	204,722
Selling, general and administrative expenses	(201,841)	(11,034)	3,445	(209,430)
Operating loss	(2,002)	(2,697)	(9)	(4,708)
Other non operating expense	(41,183)	(33)	-	(41,216)
Loss before income taxes	(43,185)	(2,730)	(9)	(45,924)
Income tax expense	(1,390)	(542)	-	(1,932)
Net loss	(44,575)	(3,272)	(9)	(47,856)
Net loss attributable to noncontrolling interest	-	3,272	-	3,272
Net loss attributable to The Gymboree Corporation	$(44,575)	$-	$(9)	$(44,584)

EXHIBIT E (continued)

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING BALANCE SHEETS

(In thousands)

(Unaudited)

	August 1, 2015
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Current assets	$304,808	$19,769	$(2,240)	$322,337
Non-current assets	916,610	4,767	-	921,377
Total assets	$1,221,418	$24,536	$(2,240)	$1,243,714

Current liabilities	$279,221	$12,373	$(1,942)	$289,652
Non-current liabilities	1,331,588	470	-	1,332,058
Total liabilities	1,610,809	12,843	(1,942)	1,621,710

Total stockholders' deficit	(389,391)	-	(298)	(389,689)
Noncontrolling interest	-	11,693	-	11,693
Total liabilities and stockholders' deficit	$1,221,418	$24,536	$(2,240)	$1,243,714

	January 31, 2015
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Current assets	$243,682	$16,222	$(1,555)	$258,349
Non-current assets	924,367	5,227	-	929,594
Total assets	$1,168,049	$21,449	$(1,555)	$1,187,943

Current liabilities	$205,674	$11,088	$(1,373)	$215,389
Non-current liabilities	1,304,384	435	-	1,304,819
Total liabilities	1,510,058	11,523	(1,373)	1,520,208

Total stockholders' deficit	(342,009)	-	(182)	(342,191)
Noncontrolling interest	-	9,926	-	9,926
Total liabilities and stockholders' deficit	$1,168,049	$21,449	$(1,555)	$1,187,943

	August 2, 2014
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Current assets	$286,407	$15,567	$(1,340)	$300,634
Non-current assets	1,547,311	5,269	-	1,552,580
Total assets	$1,833,718	$20,836	$(1,340)	$1,853,214

Current liabilities	$256,936	$7,652	$(1,192)	$263,396
Non-current liabilities	1,384,986	399	-	1,385,385
Total liabilities	1,641,922	8,051	(1,192)	1,648,781

Total stockholders' equity	191,796	-	(148)	191,648
Noncontrolling interest	-	12,785	-	12,785
Total liabilities and stockholders' equity	$1,833,718	$20,836	$(1,340)	$1,853,214

* The Variable Interest Entities ("VIEs") include the results of Gymboree (China) Commercial and Trading Co. Ltd. and Gymboree (Tianjin) Educational Information Consultation Co. Ltd. While the Company does not control these two entities, they have been determined to be variable interest entities and their results have been consolidated by the Company.